UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 6, 2025

AvidXchange Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-40898	86-3391192
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

1210 AvidXchange Lane

Charlotte, North Carolina 28206

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: 800 560-9305

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	AVDX	The Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01.	Entry into Material Definitive Agreement.

Agreement and Plan of Merger

On May 6, 2025, AvidXchange Holdings, Inc., a Delaware corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Arrow Borrower 2025, Inc., a Delaware corporation (“Parent”), and Arrow Merger Sub 2025, Inc., a Delaware corporation and a wholly owned subsidiary of Parent (“Merger Sub”), pursuant to which, subject to the satisfaction or waiver of the conditions set forth therein, Merger Sub will be merged with and into the Company (the “Merger”), with the Company surviving the Merger as a wholly owned subsidiary of Parent. Parent and Merger Sub are subsidiaries of an investment fund affiliated with TPG Global, LLC. Corpay, Inc. (“Corpay”) will also be a direct or indirect investor in Parent.

Pursuant to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), and by virtue of the Merger, each share of common stock, $0.001 par value per share, of the Company (“Company Common Stock”) that is issued and outstanding immediately prior to the Effective Time (other than (i) shares of Company Common Stock owned directly by Parent, Merger Sub or their subsidiaries immediately prior to the Effective Time or held in treasury of the Company (which will be automatically canceled at the Effective Time for no consideration), (ii) shares of Company Common Stock as to which statutory rights of appraisal have been properly and validly exercised under Delaware law and (iii) shares of Company Common Stock contributed to Arrow Parent 2025, L.P., a Delaware limited partnership (“Topco”), by the Rollover Stockholders (as defined below) prior to the Effective Time), will be automatically canceled and converted into the right to receive cash in an amount equal to $10.00 (as may be adjusted pursuant to the Merger Agreement, the “Merger Consideration”), payable to the holder thereof, without interest, subject to any required withholding of taxes.

The independent members of the board of directors of the Company (the “Board”) unanimously determined that the Merger Agreement and the transactions contemplated thereby, including the Merger, are fair, advisable and in the best interests of the Company and its stockholders, approved the execution, delivery and performance of the Merger Agreement and the transactions contemplated thereby, including the Merger, and resolved to recommend adoption of the Merger Agreement by the stockholders of the Company.

The stockholders of the Company will be asked to vote on the adoption of the Merger Agreement and the Merger at a special stockholder meeting that will be held on a date to be announced as promptly as reasonably practicable following the customary review process of the Securities and Exchange Commission (the “SEC”).

If the Merger is consummated, the Company Common Stock will be delisted from Nasdaq and deregistered under the Securities Exchange Act of 1934, as amended, and the Company will become a privately held company.

Treatment of Company Compensatory Awards

Additionally, effective as of immediately prior to the Effective Time:

•

each option to purchase Company Common Stock (a “Company Option”) that is outstanding and unexercised and vested immediately prior to the Effective Time (each, a “Vested Company Option”) will automatically be cancelled and terminated and converted into the right to receive an amount in cash, if any, equal to the product of (i) the aggregate number of shares of Company Common Stock subject to such Vested Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Vested Company Option;

•

each Company Option that is outstanding and unvested immediately prior to the Effective Time (each, an “Unvested Company Option”) will be substituted and immediately converted into an award representing the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of Company Common Stock subject to such Unvested Company Option immediately prior to the Effective Time multiplied by (ii) the excess, if any, of the Merger Consideration over the exercise price per share of such Unvested Company Option, subject to the same terms and conditions applicable to such award immediately prior to the Effective Time (including continued employment through the applicable vesting date to satisfy any time-based vesting conditions and any accelerated vesting);

•

each award of restricted stock units, with respect to shares of Company Common Stock that are subject to vesting or forfeiture (a “Company RSU Award”) that remains outstanding immediately prior to the Effective Time and that vests upon the occurrence of the Effective Time by its existing terms will automatically be cancelled and terminated as of immediately prior to the Effective Time and converted into a right to receive an amount of cash equal to the product of (i) the aggregate number of shares of Company Common Stock underlying such Company RSU Award multiplied by (ii) the Merger Consideration; and

•

except as otherwise set forth in a written agreement among the Company, Parent and the holder of a Company RSU Award entered into prior to the Effective Time, each Company RSU Award (together with Company Options, “Company Compensatory Awards”) that remains outstanding immediately prior to the Effective Time and that does not vest upon the occurrence of the Effective Time by its terms will automatically be substituted and immediately converted into an award representing the right to receive an amount in cash equal to the product of (i) the aggregate number of shares of Company Common Stock underlying such Company RSU Award immediately prior to the Effective Time multiplied by (ii) the Merger Consideration, subject to the terms and conditions of the corresponding Company RSU Award (including continued employment through the applicable vesting date to satisfy any time-based vesting conditions and any accelerated vesting).

All amounts payable with respect to the Company Compensatory Awards will be subject to deduction for any required tax withholding. For the avoidance of doubt, if the exercise price per share of any Vested Company Option or Unvested Company Option is equal to or greater than the Merger Consideration, such Vested Company Option or Unvested Company Option, as applicable, will automatically terminate without payment of any consideration to the holder thereof.

Conditions to Closing

The Closing (as defined in the Merger Agreement) is subject to the satisfaction or waiver of certain customary closing conditions, including:

•	the receipt of required approval by the Company’s stockholders (the “Company Stockholder Approval”);

•

the expiration or earlier termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the clearances, approvals, consents and expiration or termination of applicable waiting periods under other specified antitrust laws;

•

the receipt of consents, authorizations, approvals, filings, notifications, waivers, exemptions, non-objections or registrations related to money transmitter licenses or in connection with a change in control of the Company or any of its subsidiaries under applicable money transmitter requirements and expiration or termination of applicable waiting periods;

•	the absence of any order, judgment, decree, injunction or ruling that prevents or makes illegal the consummation of the Merger;

•

the accuracy of the representations and warranties contained in the Merger Agreement and compliance with the covenants contained in the Merger Agreement, in each case, subject to customary qualifications;

•	no Company Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement; and

•	the receipt of closing certificates certifying that the applicable closing conditions have been satisfied.

The availability of Parent’s financing is not a condition to the consummation of the Merger.

No-Shop

The Merger Agreement contains a customary “no-shop” provision that restricts the Company’s ability to, among other things, solicit Acquisition Proposals (as defined in the Merger Agreement) from third parties and provide non-public information to, and engage in discussions or negotiations with, third parties regarding Acquisition Proposals. The “no-shop” provision allows the Company to, under certain circumstances and in compliance with certain obligations set forth in the Merger Agreement, provide non-public information to third parties and their representatives that have made bona fide written Acquisition Proposals that constitute, or would reasonably be expected to lead to, a Superior Proposal (as defined in the Merger Agreement).

Prior to obtaining the Company Stockholder Approval, the Board may, in certain circumstances, effect an Adverse Recommendation Change (as defined in the Merger Agreement) or terminate the Merger Agreement and enter into a Superior Proposal, subject to complying with specified notice requirements to Parent and other conditions set forth in the Merger Agreement, including paying a termination fee to Parent in specified circumstances, as described below.

Termination and Fees

The Merger Agreement contains certain termination rights for each of the Company and Parent, including, among others: (i) subject to certain limitations, if the consummation of the Merger does not occur on or before the twelve-month anniversary of the signing of the Merger Agreement (the “End Date”); (ii) if the Company Stockholder Approval is not obtained following the meeting of the Company’s stockholders for purposes of obtaining such Company Stockholder Approval; and (iii) if the other party breaches its obligations under the Merger Agreement such that there is a failure of certain conditions to the Merger and which breach is not timely cured. In addition, subject to certain conditions, the Merger Agreement may be terminated (a) subject to certain limitations, by Parent if a required money transmitter approval has been denied and such denial has become final and non-appealable; (b) by Parent if prior to the receipt of the Company Stockholder Approval, the Board makes an Adverse Recommendation Change; (c) by the Company to enter into an acquisition agreement with respect to a Superior Proposal; and (d) by the Company if Parent fails to timely consummate the Merger after the satisfaction or waiver of certain closing conditions and the Company stands ready to consummate the Closing. The Company and Parent may also terminate the Merger Agreement by mutual written consent.

The Company will be required to pay Parent a termination fee of $78,000,000 upon valid termination of the Merger Agreement under specified circumstances, including: (i) the Company’s termination of the Merger Agreement prior to the receipt of Company Stockholder Approval in order to enter into an acquisition agreement to effect a Superior Proposal; (ii) Parent’s termination of the Merger Agreement if, prior to the receipt of Company Stockholder Approval, the Company makes an Adverse Recommendation Change; and (iii) the Company enters into an acquisition agreement for an Acquisition Proposal within 12 months of the termination of the Merger Agreement under certain circumstances.

Parent will be required to pay the Company a termination fee of $133,000,000 upon valid termination of the Merger Agreement under specified circumstances, including: (a) the Company’s termination of the Merger Agreement if Parent fails to timely consummate the Merger after the satisfaction or waiver of certain closing conditions and the Company stands ready to consummate the Closing; and (b) the Company’s termination of the Merger Agreement if Parent breaches its representations, warranties, covenants or agreements under the Merger Agreement such that there is a failure of certain conditions to the Merger that is not timely cured. Each of TPG Guarantor (as defined below) and Corpay has provided a limited guarantee with respect to the payment of its portion of the termination fee payable by Parent in accordance with its pro rata share of the equity financing in the event such termination fee becomes payable, subject to the terms and conditions set forth in the Merger Agreement and such limited guarantee.

In addition, if the Merger Agreement is terminated under any of the circumstances requiring payment of a termination fee and the applicable party fails to pay the applicable termination fee when due, such party may be required to reimburse the other party’s expenses under certain circumstances, in an amount not to exceed $5,000,000.

Financing

Parent and Merger Sub have secured committed equity financing on the terms and subject to the conditions set forth in equity commitment letters provided by each of TPG Partners IX, L.P. (“TPG Guarantor”) and Corpay, in an amount sufficient to consummate the transaction, including:

•	the payment of the aggregate consideration in the Merger to which holders of Company Common Stock and Company Compensatory Awards will be entitled at Closing; and

•	the payment of fees and expenses required to be paid by Parent and its Affiliates in connection with the transactions contemplated by the Merger Agreement.

In addition, Parent has secured debt financing from certain lenders on the terms and subject to the conditions set forth in a debt commitment letter. The proceeds of the debt financing will be used directly or indirectly for the (i) payment of a portion of the Merger Consideration, (ii) other payments contemplated by the Merger Agreement (including repayment in full of all outstanding indebtedness under the Company Credit Agreement (as defined in the Merger Agreement)), (iii) Parent’s or Merger Sub’s transaction fees and expenses relating to the foregoing and (iv) to fund working capital and general corporate purposes.

Other Terms of the Merger Agreement

The Merger Agreement contains customary representations, warranties and covenants, including, among others, covenants by the Company to conduct its business and operations in all material respects in the ordinary course between the execution of the Merger Agreement and closing of the transaction, not to engage in certain transactions during that period (including the payment of dividends) without the prior written consent of Parent, to convene and hold a meeting of its stockholders to consider and vote upon the Merger, to obtain regulatory approvals, and, subject to certain customary exceptions, for its board of directors to recommend that its stockholders approve and adopt the Merger Agreement. The Merger Agreement also contains customary representations, warranties and covenants of Parent and Merger Sub, including with respect to Parent’s efforts to obtain regulatory approvals and the financing described above.

The Merger Agreement also provides that either party may specifically enforce the other party’s obligations under the Merger Agreement; provided, that the Company may cause Parent to cause the equity financing to be fully funded and to effect the Closing only if certain conditions have been satisfied.

A copy of the Merger Agreement is attached hereto as Exhibit 2.1 and is incorporated herein by reference. The foregoing description of the Merger Agreement is only a summary, does not purport to be complete and is qualified in its entirety by reference to the full text of the Merger Agreement.

The Merger Agreement has been attached as an exhibit to provide investors and stockholders with information regarding its terms. It is not intended to provide any other factual information about the Company, Parent or Merger Sub. The representations, warranties and covenants contained in the Merger Agreement were made only for the purposes of the Merger Agreement and as of specified dates, were solely for the benefit of the parties to the Merger Agreement, and may be subject to limitations agreed upon by the contracting parties. The representations and warranties may have been made for the purposes of allocating contractual risk between the parties to the Merger Agreement instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the contracting parties that differ from those applicable to investors. Investors and stockholders accordingly should not rely on the representations, warranties and covenants or any descriptions thereof as characterizations of the actual state of facts or condition of the Company, Parent, Merger Sub or any of their respective subsidiaries or affiliates. In addition, the assertions embodied in the representations and warranties contained in the Merger Agreement are qualified by information in confidential disclosure schedules that the Company exchanged with Parent and Merger Sub in connection with the execution of the Merger Agreement. Moreover, information concerning the subject matter of the representations and warranties may change after the date of the Merger Agreement, which subsequent information may or may not be fully reflected in the Company’s public disclosures. The Merger Agreement should not be read alone, but should instead be read in conjunction with the other information regarding the parties to the Merger Agreement and the Merger that will be contained in, or incorporated by reference into, the proxy statement that the Company will file in connection with the Merger, as well as in the Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents that the Company has filed or may file with the SEC.

Rollover Agreements

Certain officers of the Company (each, a “Rollover Stockholder”) have entered into rollover agreements with Arrow Holdings 2025, Inc., a Delaware corporation (“Holdings”), and Topco (the “Rollover Agreements”) pursuant to which, among other matters, each Rollover Stockholder will, prior to the Effective Time, contribute, assign, transfer and deliver to Holdings certain shares of Company Common Stock held by such Rollover Stockholder in exchange for Holdings shares and each Rollover Stockholder will immediately thereafter contribute the Holdings shares to Topco in exchange for Topco issuing newly issued units of Topco to such Rollover Stockholder, in each case, in accordance with the terms of the Rollover Agreements.

Voting and Support Agreement

Michael Praeger and certain of his affiliated entities (the “Supporting Stockholders”) have entered into a voting and support agreement with Parent and the Company (the “Voting and Support Agreement”) with respect to all shares of Company Common Stock beneficially owned by the Supporting Stockholders as set forth in the Voting and Support Agreement (collectively, the “Covered Shares”).

As of the date of the Voting and Support Agreement, the Supporting Stockholders hold, collectively, approximately 7.8% of the voting power of Company Common Stock. Under the Voting and Support Agreement, the Supporting Stockholders have agreed to, among other things:

•	vote the Covered Shares in favor of the approval of the Merger, the adoption of the Merger Agreement and each of the other actions contemplated by the Merger Agreement; and

•

vote against any Acquisition Proposal or take any action that would result in a breach in any material respect of any covenant, representation or warranty of the Company under the Merger Agreement or of the Supporting Stockholders under the Voting and Support Agreement or that would impede, interfere with, delay, postpone, discourage or adversely affect the consummation of the Merger.

Notwithstanding the foregoing, the Supporting Stockholders may take actions if specifically authorized by the Board subject to the “no-shop” provision in the Merger Agreement, including discussing a rollover or other reinvestment agreement with respect to their Covered Shares on substantially similar terms and conditions to the Rollover Agreements under certain specified circumstances.

The foregoing description of the Voting and Support Agreement does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the Voting and Support Agreement, a copy of which is attached as Exhibit 10.1 hereto and is incorporated by reference herein.

Item 5.02.	Departure for Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Pursuant to the Merger Agreement, the Company is expected to implement a retention bonus program with an aggregate value of approximately $3,000,000 (the “Retention Bonus Program”) to promote retention and incentivize efforts to consummate the Transaction. Under the Retention Bonus Program, each of the Company’s named executive officers and certain other key employees will be eligible for a retention bonus. Each award under the Retention Bonus Program will be paid in cash or, if so elected by the individual prior to Closing, in the form of restricted common units of Parent or an affiliate.

Each award (whether to be satisfied in cash or Parent restricted common units) will vest in three substantially equal annual installments on the first three anniversaries of the Closing Date, subject to the individual’s continuing service through the applicable payment or vesting date. In the event of an individual’s termination in a manner that would give rise to the payment of any severance, he or she will remain eligible to receive any unvested portion of his or her award, subject to the execution of a general release of claims.

* * *

Important Information and Where to Find It

This Current Report on Form 8-K is being made in respect of the proposed transaction (the “Transaction”) involving the Company, Parent and Merger Sub. The Transaction will be submitted to the Company’s stockholders for their consideration and approval at a special meeting of the Company’s stockholders. In connection with the Transaction, the Company expects to file with the SEC a proxy statement on Schedule 14A (the “Proxy Statement”), the definitive version of which (if and when available) will be sent or provided to the Company’s stockholders and will contain important information about the Transaction and related matters. The Company, affiliates of the Company and affiliates of Parent intend to jointly file a transaction statement on Schedule 13E-3 (the “Schedule 13E-3”) with the SEC. The Company may also file other relevant documents with the SEC regarding the Transaction. This Current Report on Form 8-K is not a substitute for the Proxy Statement, the Schedule 13E-3 or any other document that the Company may file with the SEC. BEFORE MAKING ANY VOTING DECISION WITH RESPECT TO THE TRANSACTION, INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT, THE SCHEDULE 13E-3 AND ANY OTHER RELEVANT DOCUMENTS THAT ARE FILED OR WILL BE FILED WITH THE SEC, AS WELL AS ANY

AMENDMENTS OR SUPPLEMENTS TO THESE DOCUMENTS, CAREFULLY AND IN THEIR ENTIRETY IF AND WHEN THEY BECOME AVAILABLE BECAUSE THEY CONTAIN OR WILL CONTAIN IMPORTANT INFORMATION ABOUT THE TRANSACTION, THE RISKS RELATED THERETO AND RELATED MATTERS.

Investors and security holders may obtain free copies of the Proxy Statement, the Schedule 13E-3 and other documents containing important information about the Company and the Transaction that are filed or will be filed with the SEC by the Company when they become available at the SEC’s website at www.sec.gov or at the Company’s website at ir.avidxchange.com.

Participants in the Solicitation

The Company and certain of its directors, executive officers and other members of management and employees may, under the rules of the SEC, be deemed to be participants in the solicitation of proxies from the Company’s stockholders in connection with the Transaction. Information regarding the Company’s directors and executive officers, including a description of their direct or indirect interests, by security holdings or otherwise, is contained in the definitive proxy statement for the 2025 annual meeting of stockholders, which was filed with the SEC on April 30, 2025 (the “2025 Annual Meeting Proxy Statement”), and will be available in the Proxy Statement. To the extent holdings of the Company’s securities by such directors or executive officers (or the identity of such directors or executive officers) have changed since the information set forth in the 2025 Annual Meeting Proxy Statement, such information has been or will be reflected on the Initial Statements of Beneficial Ownership on Form 3 or Statements of Changes in Beneficial Ownership on Form 4 filed with the SEC. Additional information regarding the interests of the Company’s directors and executive officers in the Transaction will be included in the Proxy Statement if and when it is filed with the SEC. You may obtain free copies of these documents using the sources indicated above.

Cautionary Statement Regarding Forward-Looking Statements

This Current Report on Form 8-K includes certain “forward-looking statements” within the meaning of, and subject to the safe harbor created by, the U.S. Private Securities Litigation Reform Act of 1995. These forward-looking statements are based on the Company’s current expectations, estimates and projections about future events, which are subject to change. Any statements as to the expected timing, completion and effects of the Transaction or that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. Forward-looking statements may be identified by the use of words such as “expect,” “anticipate,” “intend,” “aim,” “plan,” “believe,” “could,” “seek,” “see,” “should,” “will,” “may,” “would,” “might,” “considered,” “potential,” “predict,” “projection,” “estimate,” “forecast,” “continue,” “likely,” “target” or similar expressions. By their nature, forward-looking statements address matters that involve risks and uncertainties because they relate to events and depend upon future circumstances that may or may not occur. These and other forward-looking statements are not guarantees of future results and are subject to risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results to differ materially from those expressed in any forward-looking statements.

These risks, uncertainties, assumptions and other important factors that might materially affect such forward-looking statements include, but are not limited to: (i) the timing, receipt and terms and conditions of any required governmental and regulatory approvals of the Transaction that could reduce anticipated benefits or cause the parties to abandon the Transaction; (ii) the possibility that the Company’s stockholders may not approve the Transaction; (iii) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement entered into pursuant to the Transaction; (iv) the risk that the parties to the merger agreement may not be able to satisfy the conditions to the Transaction in a timely manner or at all; (v) the risk of any litigation relating to the Transaction; (vi) the risk that the Transaction and its announcement could have an adverse effect on the ability of the Company to retain buyers and retain and hire key personnel and maintain relationships with buyers, suppliers, employees, stockholders and other business relationships and on the Company’s operating results and business generally; (vii) the risk that the Transaction and its announcement could have adverse effects on the market price of the Company’s common stock; (viii) the possibility that the parties to the Transaction may not achieve some or all of any anticipated benefits with respect to the Company’s business and the Transaction may not be completed in accordance with the parties’ expected plans or at all; (ix) the risk that restrictions on the Company’s conduct during the pendency of the Transaction may impact the Company’s ability to pursue certain business opportunities; (x) the possibility that the Transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the merger agreement, including in circumstances requiring the Company to pay a termination fee; (xii) the risk that the Company’s stock price may decline significantly if the Transaction is not consummated; (xiii) the Company’s ability to enter into new strategic relationships and to further develop existing strategic relationships, including relationships with accounting and enterprise resource planning software providers, financial institutions, payment processing and other service providers; (xiv) the Company’s ability to develop or acquire and deploy new solutions; (xv) the Company’s ability to raise capital and the terms of those financings; (xvi) the Company’s ability to identify and respond to cybersecurity threats and incidents; (xvii) the risk posed by legislative, regulatory and economic developments affecting the Company’s business; (xviii) general economic and market developments and conditions, including with respect to federal monetary policy, federal trade policy, interest rates, interchange rates, labor shortages and supply chain issues; and (xix) the other risk factors and cautionary statements described in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024, and other documents filed by the Company with the SEC. The above list of factors is not exhaustive or necessarily in order of importance. These forward-looking statements speak only as of the date they are made, and the Company does not undertake to, and specifically disclaims any obligation to, update any forward-looking statements, whether in response to new information, future events, or otherwise, except as required by applicable law.

Item 9.01.	Financial Statements and Exhibits.

Exhibit Number	Description

2.1	Agreement and Plan of Merger, dated as of May 6, 2025, by and among Parent, Merger Sub and the Company.*

10.1	Voting and Support Agreement, dated as of May 6, 2025, by and among Parent, the Company, Holdings and the stockholders party thereto.*

104	Cover Page Interactive Data File (embedded within Inline XBRL document).

*

Schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company hereby undertakes to furnish supplemental copies of any of the omitted schedules and exhibits upon request by the SEC.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AVIDXCHANGE HOLDINGS, INC.

By:	/s/ Ryan Stahl
Name:	Ryan Stahl
Title:	General Counsel, Senior Vice President and Secretary

Dated: May 7, 2025